Exhibit 99.1
SkyWater Technology Reports Third Quarter 2024 Results
Record Revenues with Increased Gross Margin and Earnings
BLOOMINGTON, Minn., – November 7, 2024 – SkyWater Technology, Inc. (NASDAQ: SKYT), the trusted technology realization partner, today announced financial results for the third quarter 2024 ended September 29, 2024.
Financial Highlights for Q3 2024:
•Revenue increased 31% year-over-year to a record $93.8 million.
•Gross margin increased to 21.6% on a GAAP basis, compared to 19.8% in Q3 2023, and increased to 22.3% on a non-GAAP basis, compared to 20.4% in Q3 2023.
•Net income to shareholders of $1.5 million, or $0.03 per diluted share on a GAAP basis, and net income to shareholders of $3.6 million, or $0.08 per diluted share on a non-GAAP basis, compared to net loss to shareholders of $7.6 million, or $(0.16) per diluted share on a GAAP basis, and net loss to shareholders of $2.2 million, or $(0.05) per diluted share on a non-GAAP basis in Q3 2023.
•Adjusted EBITDA of $11.0 million, or 11.7% of revenue, compared to $8.3 million, or 11.6% of revenue in Q3 2023.

“I’m pleased to announce a strong third quarter for SkyWater, with new records achieved in both revenues and earnings,” commented Thomas Sonderman, CEO. “With further improvements in operational efficiencies and strong execution on a significant A&D program, we achieved upside in gross margins and adjusted EBITDA during the quarter. Looking ahead, we expect a return to sequential growth in Q4 in our Advanced Technology Services (ATS) business, which we expect will result in an overall robust revenue growth year for SkyWater in 2024. We are encouraged by a strong pipeline of A&D customer demand, increasing momentum in multiple emerging commercial programs, and a continued cadence of customer-funded CapEx investments. As we look ahead to 2025, with our current visibility we are forecasting year-over-year growth for our ATS business, an improving quarterly run rate for Wafer Services, and continued positive momentum in margins and operational leverage.”
Recent Business Highlights:
•Achieved 9th straight record revenue quarter driven by over $30 million in customer-funded CapEx investments. This unprecedented level of investment by our customers is expected to significantly bolster our capabilities and capacity in both Minnesota and Florida, enabling strong future revenue growth potential in the years to come.
•Strong gross margin and earnings performance for Q3 exceeded expectations, driven by our continued focus on operational efficiencies and improved execution on a significant A&D program, which enabled us to deliver key milestones with lower-than-expected costs and recover the majority of the $8 million cost accrual recorded in Q1.
•Continuing our leadership in critical semiconductor technologies, SkyWater has been selected as a key performer on multiple Microelectronics (ME) Commons projects. These projects are focused on scalable low-power microtechnology technologies for AI hardware and other applications. The ME Commons is an important element of the CHIPS Act, supporting emerging technologies for national security.
•Continued momentum in our commercial ATS business culminated in a new multi-year supply agreement with NanoDx, Inc., a pioneer of in vitro diagnostic and biosensing applications.
•Exciting progress in Florida included the appointment of Bassel Haddad, SVP and GM of our advanced packaging business, where he is charged with building and scaling this important new growth vector for SkyWater. During the quarter, we continued to place orders for new tooling, funded by the $120 million award announced earlier in the year.

Q3 2024 Summary:

GAAP
In millions, except per share data	Q3 2024	Q3 2023	Y/Y *	Q2 2024	Q/Q *

ATS development revenue (1)	$56.4	$53.9	5%	$61.7	(9)%
Wafer Services revenue	$6.7	$14.5	(54)%	$5.8	16%
Combined ATS development and Wafer Services revenue	$63.1	$68.4	(8)%	$67.4	(6)%
Tools revenue (2)	$30.7	$3.2	847%	$25.9	19%
Total revenue *	$93.8	$71.6	31%	$93.3	1%
Gross profit *	$20.2	$14.1	43%	$17.1	18%
Gross margin *	21.6%	19.8%	180 bps	18.3%	330 bps
Net income (loss) to shareholders	$1.5	$(7.6)	NM	$(1.9)	NM
Basic income (loss) per share	$0.03	$(0.16)	NM	$(0.04)	NM
Diluted income (loss) per share	$0.03	$(0.16)	NM	$(0.04)	NM
Net income (loss) margin to shareholders	1.6%	(10.6)%	1,220 bps	(2.0)%	360 bps
__________________
NM - Not meaningful
* Amounts calculated based on figures reported in thousands.

(1)ATS development revenue represents GAAP revenue primarily derived from process development services, tool installation and qualification services, facility and tool access, and security services.
(2)Tools revenue represents GAAP revenue primarily derived from the procurement and subsequent sale of equipment to our customers. While this equipment is owned by our customers, the equipment is retained in one of our fabs and is used to complete ATS customer programs.

Non-GAAP
In millions, except per share data	Q3 2024	Q3 2023	Y/Y *	Q2 2024	Q/Q *

Non-GAAP gross profit	$20.9	$14.6	43%	$17.6	19%
Non-GAAP gross margin *	22.3%	20.4%	190 bps	18.9%	340 bps
Non-GAAP net income (loss) to shareholders	$3.6	$(2.2)	NM	$0.8	(363)%
Non-GAAP basic income (loss) per share	$0.08	$(0.05)	NM	$0.02	300%
Non-GAAP diluted income (loss) per share	$0.08	$(0.05)	NM	$0.02	300%
Adjusted EBITDA	$11.0	$8.3	33%	$8.1	35%
Adjusted EBITDA margin	11.7%	11.6%	10 bps	8.7%	300 bps
__________________
NM - Not meaningful
* Amounts calculated based on figures reported in thousands.
Q3 2024 Results:
•Revenue: Revenue of $93.8 million increased 31% year-over-year. ATS development revenue of $56.4 million increased 5% year-over-year. Wafer Services revenue of $6.7 million decreased 54% compared to the third quarter of 2023. Tools revenue was $30.7 million in the third quarter of 2024 compared to $3.2 million in the third quarter of 2023.
•Gross Profit: GAAP gross profit was $20.2 million, or 21.6% of total revenue, compared to gross profit of $14.1 million, or 19.8% of total revenue, in the third quarter of 2023. Non-GAAP gross profit was $20.9 million, or 22.3% of total revenue, compared to non-GAAP gross profit of $14.6 million, or 20.4% of total revenue, in the third quarter of 2023. In the third quarter of 2024 we successfully modified a significant customer contract that resulted in a decrease in our estimate of future costs to complete their program. Gross margin for the third quarter of 2024 benefited from the $5.6 million reversal of the remaining loss accrual, which was initially established at $8.0 million in the first quarter of 2024 for this program.
•Operating Expenses: GAAP operating expenses were $15.5 million, compared to $18.3 million in the third quarter of 2023. Non-GAAP operating expenses were $14.1 million, compared to $13.4 million in the third quarter of 2023.

•Net Income (Loss): GAAP net income to shareholders was $1.5 million, or $0.03 per diluted share, compared to a net loss to shareholders of $7.6 million, or $(0.16) per diluted share, in the third quarter of 2023. Non-GAAP net income to shareholders was $3.6 million, or $0.08 per diluted share, compared to a non-GAAP net loss to shareholders of $2.2 million, or $(0.05) diluted per share, in the third quarter of 2023.
•Adjusted EBITDA: Adjusted EBITDA was $11.0 million, or 11.7% of total revenue, compared to $8.3 million, or 11.6% of total revenue, in the third quarter of 2023.
A reconciliation between GAAP and non-GAAP financial measures is contained in the tables included in the section titled “Non-GAAP Financial Measures.”
Q4 2024 Financial Outlook

For the fourth quarter of 2024, we expect total revenue to be in the range of $72 million to $76 million, of which approximately $11 million is expected to be tools revenue. We expect GAAP diluted EPS to be in the range of $(0.12) to $(0.06) and non-GAAP diluted EPS to be in the range of $(0.10) to $(0.04).

This outlook for non‑GAAP diluted EPS excludes anticipated equity-based compensation expense of approximately $2.0 million. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Investor Webcast
SkyWater will host a conference call on Thursday, November 7, 2024, at 3:30 p.m. CT to discuss its third quarter 2024 financial results. A live webcast of the call will be available online at IR.SkyWaterTechnology.com.
About SkyWater Technology
SkyWater (NASDAQ: SKYT) is a U.S.-based semiconductor manufacturer and a DMEA-accredited Category 1A Trusted Supplier. SkyWater’s Technology as a Service model streamlines the path to production for customers with development services, volume production and heterogeneous integration solutions in its U.S. facilities. This pioneering model enables innovators to co-create the next wave of technology within diverse categories including mixed-signal CMOS, read-out ICs, rad-hard ICs, MEMS, superconducting ICs, photonics and advanced packaging. SkyWater serves the growing markets of aerospace & defense, automotive, biomedical, industrial and quantum computing. For more information, visit: www.skywatertechnology.com.
Cautionary Statement Regarding Preliminary Results
The Company’s results for the third quarter ended September 29, 2024 are preliminary, unaudited and subject to the finalization of the Company’s third quarter review and full-year audit and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. The Company cautions that actual results may differ materially from those described in this press release.
SkyWater Technology Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.
Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our fabrication facilities at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our expectations regarding dependence on our largest customers; our ability to diversify our customer base and develop relationships in new markets; the performance and reliability of our third-party suppliers and manufacturers; our ability to procure tools, materials, and chemicals; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel in a competitive labor market; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; the level and timing of U.S. government program funding; our ability to maintain compliance with certain U.S. government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; our ability to meet our long-term growth targets; and other factors discussed in the “Risk Factors” section of the annual report on Form 10-K the Company filed with the SEC on March 15, 2024 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.
Source String: SkyWater Technology (SKYT-IR)
SkyWater Investor Contact: Claire McAdams | claire@headgatepartners.com
SkyWater Media Contact: Lauri Julian | Media@SkyWaterTechnology.com

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 29, 2024	December 31, 2023

	(in thousands, except per share data)
Assets
Current assets
Cash and cash equivalents	$20,684	$18,382
Accounts receivable (net of allowance for credit losses of $378 and $180, respectively)	60,562	65,961
Contract assets (net of allowance for credit losses of $42 and $99, respectively)	29,179	29,666
Inventory	14,429	15,341
Prepaid expenses and other current assets	15,127	16,853
Income tax receivable	—	172
Total current assets	139,981	146,375
Property and equipment, net	162,972	159,367
Intangible assets, net	7,220	5,672
Other assets	4,906	5,342
Total assets	$315,079	$316,756

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$5,099	$3,976
Accounts payable	30,217	19,614
Accrued expenses	31,430	48,291
Income taxes payable	392	—
Short-term financing, net of unamortized debt issuance costs	19,552	22,765
Contract liabilities	73,353	49,551
Total current liabilities	160,043	144,197
Long-term liabilities
Long-term debt, less current portion and net of unamortized debt issuance costs	36,179	36,098
Long-term contract liabilities	41,145	65,754
Deferred income tax liability, net	378	679
Other long-term liabilities	8,780	9,327
Total long-term liabilities	86,482	111,858
Total liabilities	246,525	256,055
Shareholders’ equity
Preferred stock, $0.01 par value per share (80,000 shares authorized, zero shares issued and outstanding as of September 29, 2024 and December 31, 2023)	—	—
Common stock, $0.01 par value per share (200,000 shares authorized; 47,643 and 47,028 shares issued and outstanding as of September 29, 2024 and December 31, 2023, respectively)	477	470
Additional paid-in capital	187,004	178,473
Accumulated deficit	(131,317)	(125,203)
Total shareholders’ equity, SkyWater Technology, Inc.	56,164	53,740
Noncontrolling interests	12,390	6,961
Total shareholders’ equity	68,554	60,701
Total liabilities and shareholders’ equity	$315,079	$316,756

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three-Month Period Ended			Nine-Month Period Ended
	September 29, 2024	June 30, 2024	October 1, 2023	September 29, 2024	October 1, 2023

	(in thousands, except per share data)
Revenue	$93,817	$93,329	$71,624	$266,782	$207,529
Cost of revenue	73,582	76,215	57,477	216,453	160,247
Gross profit	20,235	17,114	14,147	50,329	47,282
Research and development expense	3,431	3,382	2,233	10,825	7,296
Selling, general, and administrative expense	12,095	12,332	16,105	35,598	48,821
Operating income (loss)	4,709	1,400	(4,191)	3,906	(8,835)
Interest expense	1,988	2,482	2,507	6,859	7,928
Income (loss) before income taxes	2,721	(1,082)	(6,698)	(2,953)	(16,763)
Income tax expense (benefit)	93	(127)	(96)	7	(71)
Net income (loss)	2,628	(955)	(6,602)	(2,960)	(16,692)
Less: net income attributable to noncontrolling interests	1,116	942	966	3,154	3,739
Net income (loss) attributable to SkyWater Technology, Inc.	$1,512	$(1,897)	$(7,568)	$(6,114)	$(20,431)

Net income (loss) per share attributable to common shareholders, basic	$0.03	$(0.04)	$(0.16)	$(0.13)	$(0.45)
Weighted average shares outstanding, basic	47,523	47,395	46,445	47,339	45,002

Net income (loss) per share attributable to common shareholders, diluted	$0.03	$(0.04)	$(0.16)	$(0.13)	$(0.45)
Weighted average shares outstanding, diluted	47,640	47,395	46,445	47,339	45,002

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine-Month Period Ended
	September 29, 2024	October 1, 2023

	(in thousands)
Cash flows from operating activities
Net loss	$(2,960)	$(16,692)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities
Depreciation and amortization	13,295	21,651
Gain on sale of property and equipment	(55)	—
Amortization of debt issuance costs included in interest expense	1,322	1,349
Equity-based compensation expense	6,105	5,673
Deferred income taxes	(301)	(118)
Provision for credit losses	262	4,133
Changes in operating assets and liabilities
Accounts receivable and contract assets, net	5,624	(23,063)
Inventories	911	(3,251)
Prepaid expenses and other assets	2,164	270
Accounts payable and accrued expenses	(6,386)	4,182
Contract liabilities, current and long-term	(806)	(15,843)
Income tax receivable and payable	564	47
Net cash provided by (used in) operating activities	19,739	(21,662)

Cash flows from investing activities
Purchase of software and technology licenses	(1,953)	(612)
Proceeds from sale of property and equipment	55	—
Purchases of property and equipment	(13,894)	(3,864)
Net cash used in investing activities	(15,792)	(4,476)

Cash flows from financing activities
Proceeds from draws on the revolving line of credit	251,000	182,763
Repayment of draws on the revolving line of credit	(251,463)	(194,396)
Proceeds from tool financings	1,298	6,492
Repayment of tool financing advanced payments	(920)	—
Principal payments on long-term debt	(3,248)	(1,839)
Cash paid for principal on finance leases	(520)	(818)
Proceeds from the issuance of common stock pursuant to equity compensation plans	2,433	2,305
Proceeds from the issuance of common stock under the ATM	—	20,397
Cash paid on licensed technology obligations	(2,500)	(2,350)
Contributions from noncontrolling interest	6,957	—
Distributions to noncontrolling interest	(4,682)	905
Net cash provided by (used in) financing activities	(1,645)	13,459

Net increase (decrease) in cash and cash equivalents	2,302	(12,679)
Cash and cash equivalents, beginning of period	18,382	30,025
Cash and cash equivalents, end of period	$20,684	$17,346

Supplemental Financial Information by Quarter

	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023

	(in thousands)
ATS development revenue (1)	$56,390	$61,669	$61,185	$57,170	$53,891	$52,073	$47,770
Wafer Services revenue	6,718	5,780	9,992	12,048	14,490	16,802	17,788
Combined ATS development and Wafer Services revenue	63,108	67,449	71,177	69,218	68,381	68,875	65,558
Tools revenue (2)	30,709	25,880	8,459	9,936	3,243	936	536
Total revenue	$93,817	$93,329	$79,636	$79,154	$71,624	$69,811	$66,094

Tools revenue (2)	$30,709	$25,880	$8,459	$9,936	$3,243	$936	$536
Cost of tools revenue (2)	30,477	24,869	8,260	9,125	2,861	290	484
Tools gross profit	$232	$1,011	$199	$811	$382	$646	$52

Revenue impact of modified customer contracts	$—	$—	$—	$—	$—	$3,601	$—
Cost of revenue impact of modified customer contracts (3)	(5,616)	—	—	—	—	—	—
Favorable gross profit impact of modified customer contracts	$5,616	$—	$—	$—	$—	$3,601	$—
__________________
(1)ATS development revenue represents GAAP revenue primarily derived from process development services, tool installation and qualification services, facility and tool access, and security services.
(2)Tools revenue and cost of tools revenue represents GAAP revenue and cost primarily derived from the procurement and subsequent sale of equipment to our customers. While this equipment is owned by our customers, the equipment is retained in one of our fabs and is used to complete ATS customer programs.
(3)In the first quarter of 2024, we recorded a $8,004 charge to recognize future estimated losses for one significant customer program based on anticipated cost increases to complete the customer’s program. In the third quarter of 2024 we successfully modified the customer contract, which resulted in a decrease in our estimate of future costs to complete their program. The remaining $5,616 loss accrual recorded at the time the contract was modified was released, which reduced cost of revenue for the three- and nine-months ended September 29, 2024.

Non-GAAP Financial Measures
We provide supplemental, non-GAAP financial information that our management regularly evaluates to provide additional insight to investors as supplemental information to our results reported using U.S. generally accepted accounting principles (GAAP). We provide non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling, general and administrative expense, non-GAAP net income (loss) to shareholders, non-GAAP net income (loss) to shareholders per basic share and non-GAAP net income (loss) per diluted share. Our management uses these non-GAAP financial measures to make informed operating decisions, complete strategic planning, prepare annual budgets, and evaluate Company and management performance. We believe these non-GAAP financial measures are useful performance measures to our investors because they provide a baseline for analyzing trends in our business and exclude certain items that may not be indicative of our core operating results. The non-GAAP financial measures disclosed in this earnings release should not be viewed as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. In addition, because these non-GAAP financial measures are not determined in accordance with GAAP, other companies, including our peers, may calculate their non-GAAP financial measures differently than we do. As a result, the non-GAAP financial measures presented in this earnings release may not be directly comparable to similarly titled measures presented by other companies.
We also provide earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted EBITDA margin as supplemental non-GAAP measures. We define adjusted EBITDA as net income (loss) before interest expense, income tax (benefit) expense, depreciation and amortization, equity-based compensation and certain other items that we do not view as indicative of our ongoing performance, including net income attributable to noncontrolling interests; business transformation costs; management transition expense; the cost of severance, separation and other termination benefits; and the cost of CHIPS Act specialist fees. Our management uses EBITDA, adjusted EBITDA and adjusted EBITDA margin to make informed operating decisions, complete strategic planning, prepare annual budgets, and evaluate Company and management performance. We believe these non-GAAP financial measures are useful performance measures to our investors because they allow for an effective evaluation of our operating performance when compared to other companies, including our peers, without regard to financing methods or capital structures. We exclude the items listed above from net income (loss) in arriving at adjusted EBITDA and adjusted EBITDA margin because the amounts of these items can vary substantially within our industry depending on the accounting methods and policies used, book values of assets, capital structures, and the methods by which assets were acquired. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. Certain items excluded from these non-GAAP financial measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost bases of depreciable assets, none of which are reflected in these non-GAAP financial measures. Our presentation of these non-GAAP financial measures should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA and adjusted EBITDA margin. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in these non-GAAP financial measures should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.
The following tables present a reconciliation of the most directly comparable financial measures, calculated and presented in accordance with GAAP, to our non-GAAP financial measures.

SKYWATER TECHNOLOGY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three-Month Period Ended			Nine-Month Period Ended
	September 29, 2024	June 30, 2024	October 1, 2023	September 29, 2024	October 1, 2023

	(in thousands)
GAAP revenue	$93,817	$93,329	$71,624	$266,782	$207,529

GAAP cost of revenue	$73,582	$76,215	$57,477	$216,453	$160,247
Equity-based compensation expense (1)	(565)	(504)	(438)	(1,524)	(1,242)
Management transition expense (2)	(97)	—	—	(97)	(705)
Non-GAAP cost of revenue	$72,920	$75,711	$57,039	$214,832	$158,300

GAAP gross profit	$20,235	$17,114	$14,147	$50,329	$47,282
GAAP gross margin	21.6%	18.3%	19.8%	18.9%	22.8%
Equity-based compensation expense (1)	$565	$504	$438	$1,524	$1,242
Management transition expense (2)	97	—	—	97	705
Non-GAAP gross profit	$20,897	$17,618	$14,585	$51,950	$49,229
Non-GAAP gross margin	22.3%	18.9%	20.4%	19.5%	23.7%

GAAP research and development expense	$3,431	$3,382	$2,233	$10,825	$7,296
Equity-based compensation expense (1)	(69)	(90)	(218)	(266)	(597)
Non-GAAP research and development expense	$3,362	$3,292	$2,015	$10,559	$6,699

GAAP selling, general, and administrative expense	$12,095	$12,332	$16,105	$35,598	$48,821
Equity-based compensation expense (1)	(1,384)	(1,422)	(1,197)	(4,315)	(3,834)
Management transition expense (2)	—	(664)	—	(664)	(130)
Business transformation costs (3)	—	—	(3,522)	—	(6,022)
CHIPS Act specialist fees (4)	—	—	—	—	(1,320)
Non-GAAP selling, general, and administrative expense	$10,711	$10,246	$11,386	$30,619	$37,515

GAAP net income (loss) to shareholders	$1,512	$(1,897)	$(7,568)	$(6,114)	$(20,431)
Equity-based compensation expense (1)	2,018	2,016	1,853	6,105	5,673
Management transition expense (2)	97	664	—	761	835
Business transformation costs (3)	—	—	3,522	—	6,022
CHIPS Act specialist fees (4)	—	—	—	—	1,320
Non-GAAP net income (loss) to shareholders	$3,627	$783	$(2,193)	$752	$(6,581)

	Three-Month Period Ended			Nine-Month Period Ended
	September 29, 2024	June 30, 2024	October 1, 2023	September 29, 2024	October 1, 2023

	(in thousands)
Equity-based compensation expense allocation in the consolidated statements of operations (1):
Cost of revenue	$565	$504	$438	$1,524	$1,242
Research and development expense	69	90	218	266	597
Selling, general, and administrative expense	1,384	1,422	1,197	4,315	3,834
	$2,018	$2,016	$1,853	$6,105	$5,673

Management transition expense allocation in the consolidated statements of operations (2):
Cost of revenue	$97	$—	$—	$97	$705
Selling, general, and administrative expense	—	664	—	664	130
	$97	$664	$—	$761	$835

	Three-Month Period Ended September 29, 2024		Nine-Month Period Ended September 29, 2024
	GAAP	Non-GAAP	GAAP	Non-GAAP

Computation of net income (loss) per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net income (loss) attributable to SkyWater Technology, Inc.	$1,512	$3,627	$(6,114)	$752
Denominator:
Weighted-average common shares outstanding, basic	47,523	47,523	47,339	47,339
Net income (loss) per common share, basic	$0.03	$0.08	$(0.13)	$0.02
Weighted-average common shares outstanding, diluted	47,640	47,640	47,339	47,481
Net income (loss) per common share, diluted	$0.03	$0.08	$(0.13)	$0.02

	Three-Month Period Ended June 30, 2024
	GAAP	Non-GAAP

Computation of net income (loss) per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net income (loss) attributable to SkyWater Technology, Inc.	$(1,897)	$783
Denominator:
Weighted-average common shares outstanding, basic	47,395	47,395
Net income (loss) per common share, basic	$(0.04)	$0.02
Weighted-average common shares outstanding, diluted	47,395	47,521
Net income (loss) per common share, diluted	$(0.04)	$0.02

	Three-Month Period Ended October 1, 2023		Nine-Month Period Ended October 1, 2023
	GAAP	Non-GAAP	GAAP	Non-GAAP

Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(7,568)	$(2,193)	$(20,431)	$(6,581)
Denominator:
Weighted-average common shares outstanding, basic and diluted	46,445	46,445	45,002	45,002
Net loss per common share, basic and diluted	$(0.16)	$(0.05)	$(0.45)	$(0.15)

	Three-Month Period Ended			Nine-Month Period Ended
	September 29, 2024	June 30, 2024	October 1, 2023	September 29, 2024	October 1, 2023

	(in thousands)
Net income (loss) to shareholders (GAAP)	$1,512	$(1,897)	$(7,568)	$(6,114)	$(20,431)
Net income (loss) as a percentage of total revenue	1.6%	(2.0)%	(10.6)%	(2.3)%	(9.8)%
Interest expense	$1,988	$2,482	$2,507	$6,859	$7,928
Income tax (benefit) expense	93	(127)	(96)	7	(71)
Depreciation and amortization expense	4,166	4,064	7,092	13,295	21,651
EBITDA	7,759	4,522	1,935	14,047	9,077
Equity-based compensation expense (1)	2,018	2,016	1,853	6,105	5,673
Management transition expense (2)	97	664	—	761	835
Business transformation costs (3)	—	—	3,522	—	6,022
CHIPS Act specialist fees (4)	—	—	—	—	1,320
Net income attributable to noncontrolling interests (5)	1,116	942	966	3,154	3,739
Adjusted EBITDA	$10,990	$8,144	$8,276	$24,067	$26,666
Adjusted EBITDA as a percentage of total revenue	11.7%	8.7%	11.6%	9.0%	12.8%
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(1)Represents non-cash equity-based compensation expense.
(2)Represents the cost of severance, separation, and other termination benefits related to the reorganization of the manufacturing, sales, marketing, and operations leadership team.
(3)Represents expenses related to long-term transformation activities focused on improvement in automation and operational efficiency and includes project-based management consulting fees.
(4)Represents the costs of project-based specialist fees related to our CHIPS Act application process.
(5)Represents net income attributable to noncontrolling interests arising from our variable interest entity (VIE), which was formed for the purpose of purchasing the land and building of our primary operating facility in Bloomington, Minnesota. Since interest expense is added back to net income (loss) to shareholders in our adjusted EBITDA financial measure, we also add back the net income attributable to noncontrolling interests as its net income is derived from interest the VIE charges SkyWater.